EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (No. 333-140227 and No. 333-137805, respectively) of Arcadia Resources, Inc. of our report dated February 22, 2007, with respect to the consolidated financial statements of PrairieStone Pharmacy, LLC as of December 31 2006 and 2005 and for the three years in the period ended December 31, 2006 which appears in the Current Report on Form 8-K/A of Arcadia Resources, Inc. dated March 20, 2007.

/s/ Carver Moquist & O’Connor, LLC Carver Moquist & O’Connor, LLC
Bloomington, Minnesota
March 20, 2007